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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement, Post-Effective Amendment No. 1, on Form S-4 (No. 333-151366) of DG FastChannel, Inc. of our report dated March 17, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Enliven Marketing Technologies Corporation's Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/  PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
New York, New York
September 4, 2008

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  Exhibit 23.3